Exhibit 99.1


Five-Year Summary
West Pharmaceutical Services, Inc. and Subsidiaries
(in thousands of dollars, except per share data)

                                                                 2001          2000          1999          1998          1997
                                                              -----------------------------------------------------------------
SUMMARY OF OPERATIONS
Net sales .................................................   $ 396,900       378,600       395,800       359,900       371,900
Operating profit ..........................................   $  41,300        31,000        61,800        25,300        59,200
Income from continuing operations .........................   $  19,600        12,700        35,900         1,400        41,900
(Loss) income from discontinued operations.................   $ (24,800)      (11,100)        2,800         5,300         2,500
                                                              -----------------------------------------------------------------
Net (loss) income .........................................   $  (5,200)        1,600        38,700         6,700        44,400
                                                              =================================================================
SFAS 142 reconciliation (a):
Reported net (loss) income.................................   $  (5,200)        1,600        38,700
Goodwill amortization, net of tax .........................   $   1,300         1,600         1,600
                                                              -------------------------------------
Adjusted net (loss) income.................................   $  (3,900)        3,200        40,300
                                                              =====================================

Net (loss) income per share:
  Basic (b)
    Continuing operations .................................   $    1.37          0.88          2.41          0.09          2.54
    Discontinued operations ...............................   $   (1.73)        (0.77)         0.18          0.32          0.15
                                                              -----------------------------------------------------------------
                                                              $   (0.36)         0.11          2.59          0.41          2.69
    SFAS 142 Reconciliation (a):
    Reported net (loss) income per share ..................   $   (0.36)         0.11          2.59
    Goodwill amortization, net of tax......................   $    0.09          0.11          0.11
                                                              -------------------------------------
    Adjusted net (loss) income per share...................   $   (0.27)         0.22          2.70

  Assuming dilution (c)
    Continuing operations .................................   $    1.37          0.88          2.39          0.08          2.53
    Discontinued operations ...............................   $   (1.73)        (0.77)         0.18          0.32          0.15
                                                              -----------------------------------------------------------------
                                                              $   (0.36)         0.11          2.57          0.40          2.68
    SFAS 142 Reconciliation (a):
    Reported net (loss) income per share ..................   $   (0.36)         0.11          2.57
    Goodwill amortization, net of tax .....................   $    0.09          0.11          0.11
                                                              -------------------------------------
    Adjusted net (loss) income per share ..................   $   (0.27)         0.22          2.68

Average common shares outstanding .........................      14,336        14,407        14,914        16,435        16,475
Average shares assuming dilution ..........................      14,348        14,409        15,048        16,504        16,572
Dividends paid per common share ...........................   $     .73           .69           .65           .61           .57
                                                              -----------------------------------------------------------------
Research, development and engineering
 expenses .................................................   $  17,800        17,100        14,200        12,200        11,700
Capital expenditures ......................................   $  44,100        47,700        39,300        35,100        30,100
                                                              -----------------------------------------------------------------


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
                                                                 2001          2000          1999          1998          1997
                                                              -----------------------------------------------------------------
YEAR-END FINANCIAL POSITION
Working capital ...........................................   $  83,200        87,800        68,100        37,000       105,500
Total assets ..............................................   $ 511,300       549,100       542,900       500,000       467,600
Total invested capital:
 Total debt ...............................................   $ 193,000       199,400       171,100       141,100        89,000
 Minority interests .......................................   $      --         1,000           800           600           400
 Shareholders' equity .....................................   $ 176,800       204,800       231,200       230,100       277,700
                                                              -----------------------------------------------------------------
Total invested capital ....................................   $ 369,800       405,200       403,100       371,800       367,100
                                                              -----------------------------------------------------------------
PERFORMANCE MEASUREMENTS
Gross margin (d) ..........................................   %    29.3          28.8          34.0          33.5          33.2
Operating profitability (e) ...............................   %    10.4           8.2          15.6           7.0          15.9
Tax rate ..................................................   %    30.7          34.6          31.3          93.0          22.3
Asset turnover ratio (f) ..................................         .75           .69           .76           .74           .80
Return on average shareholders' equity ....................   %    (2.7)           .7          16.8           2.6          16.7
Total debt as a percentage of total
 invested capital .........................................   %    52.2          49.2          42.5          37.9          24.2
                                                              -----------------------------------------------------------------
Stock price range .........................................  $28.35-22.75   31.88-19.63   40.44-30.88   35.69-25.75   35.06-27.00

Performance measurements represent performance indicators commonly used in the financial community. They are not measures of financial performance under generally accepted accounting principles.

(a) Effective January 1, 2002, the Company adopted Financial Accounting Standards Statement No. 142, "Goodwill and Other Intangible Assets." SFAS 142 eliminated the previous requirement to amortize goodwill and indefinite-lived intangible assets. Instead, goodwill and intangible assets with indefinite lives are tested for impairment on at least an annual basis or sooner if an event occurs which indicates that there could be impairment. The SFAS 142 impairment test begins with an estimate of the fair value of the reporting unit or intangible asset. The Company has determined its reporting units to be each of the four geographic regions in the Pharmaceutical Systems segment, the drug delivery business unit, and the clinical services business unit. If the fair value of the reporting unit is less than the carrying value, the goodwill or intangible asset is considered impaired. Once impairment is determined, an impairment loss is recognized for the amount that the carrying amount exceeds the fair value. The Company performed an impairment test of its goodwill as of January 1, 2002 and determined that no impairment of the recorded goodwill existed.

The changes in the carrying amount of goodwill for the years ended December 31, 2001 and 2000 are as follows:

                                        Pharmaceutical  Drug Delivery
                                           Systems         Systems       Total
                                         ---------------------------------------
Balance January 1, 2000                    $ 34,200        $ 14,100    $ 48,300

Write-down of site management
organization                                     --          (9,200)     (9,200)

Goodwill amortization                        (1,200)           (700)     (1,900)

Foreign currency translation adjustments     (2,300)             --      (2,300)
                                           ------------------------------------
Balance December 31, 2000                    30,700           4,200      34,900

Goodwill acquired                               500              --         500

Goodwill amortization                        (1,100)           (300)     (1,400)

Foreign currency translation adjustments     (1,400)             --      (1,400)
                                           ------------------------------------
Balance December 31, 2001                  $ 28,700        $  3,900    $ 32,600
                                           ====================================

Balance as of January 1, 2000 and December 31, 2000 excludes $18,200 and $17,500, respectively, of goodwill related to the contract manufacturing and packaging business. This business was sold in November 2001, therefore goodwill was included in net assets of discontinued operations. Upon the sale of the business, $16,900 of goodwill was included in the loss on disposal.

The cost and respective accumulated amortization for the Company's intangible assets, mainly patents, was $11,200 and $3,300 respectively, as of December 31, 2001, and $11,500 and $2,700, respectively, as of December 31, 2000. The cost basis of intangibles includes the effects of foreign currency translation adjustments. The weighted average life of intangibles purchased or acquired for the years ended 2001, 2000 and 1999 was 17 years, 15 years and 17 years, respectively. Amortization expense for the years ended December 31, 2001, 2000 and 1999 was $600, $700 and $1,000, respectively. Estimated amortization for the next five years will be approximately $700 per year.

(b) Based on average common shares outstanding.
(c) Based on average shares, assuming dilution.
(d) Net sales minus cost of goods sold, including applicable depreciation and amortization, divided by net sales.
(e) Operating profit (loss) divided by net sales.
(f) Net sales divided by average total assets.

2001 includes a net restructuring charge that reduced operating results by $.09 per share.

2000 includes tax benefits totaling $.11 per share realized upon the favorable resolution of tax issues connected to the 1997 reorganization of the Company's German subsidiaries, and 2000 includes a net restructuring charge that reduced operating results by $.78 per share.

1999 includes net tax benefits totaling $.16 per share related to a favorable determination of a prior years' tax appeal and the refund of taxes paid previously as a result of a dividend, and 1999 includes for the first time results of the clinical service business acquired on April 20, 1999.

1998 includes a charge for acquired research and development and a restructuring charge that reduced operating results by $1.72 per share and $.15 per share, respectively, and 1998 includes for the first time the results of two companies acquired in 1998.

1997 includes the net tax benefit mainly from a German tax reorganization which increased net income per share by $.48.